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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report, dated December 16, 1998, on the financial statements of Manuel Bros., Inc. for the year ended September 30, 1998 included in or made a part of this registration statement and to all references to our firm in this registration statement.

                                          /s/ S. J. Gallina & Co., LLP
                                          -------------------------------------
                                          S. J. Gallina & Co., LLP

Sacramento, California

January 13, 1999